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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 21, 1998 except for Note 12 as to which the
date is March   , 1998, in the Registration Statement (Form SB-2) and the
related Prospectus of Rollerball International, Inc. for the registration of 1,250,000 shares of its common stock.


                                          ERNST & YOUNG LLP

Los Angeles, California

     The foregoing consent is in the form that will be signed upon completion of the restatement of capital accounts described in Note 12 to the financial statements.

                                          /s/ ERNST & YOUNG LLP

Los Angeles, California

March 6, 1998